Exhibit 3.85

Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Filing Fee: $300	Certificate of Formation Limited Liability Company

Article 1 — Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

Company Management, LLC

The name of the entity must contain the words “Limited Liability Company” or “Limited Company,” or an accepted abbreviation of such terms. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

Article 2 — Registered Agent and Registered Office

☐ A.  The initial registered agent is an organization (cannot be company named above) by the name of:

OR

☒ B.  The initial registered agent is an individual resident of the state whose name is set forth below:

Name:

Jerry S. Harris

☐ C.  The business address of the registered agent and the registered office address is:

Street Address:

404 N. Green Street

P.O. Drawer 2072  Longview TX  75606-2072

Article 3 - Governing Authority

☒ A.  The limited liability company is to be managed by managers.

OR

☐ B.  The limited liability company will not have managers. Management of the company is reserved to the members.

The names and addresses of the governing persons are set forth below:

Manager 1: Jerry S. Harris	Title: Manager
Address: 404 N. Green Street P.O. Drawer 2072 Longview TX, USA 75606-2072

Article 4 - Purpose

The purpose for which the company is organized is for the transaction of any and all lawful business for which limited liability companies may be organized under the Texas Business Organizations Code.

Supplemental Provisions / Information

[The attached addendum, if any, is incorporated herein by reference.]

Certificate of Reservation.pdf

Organizer

The name and address of the organizer are set forth below.

Jerry S. Harris        P.O. Drawer 2072, Longview. TX 75606-2072

Effectiveness of Filing

☒ A.  This document becomes effective when the document is filed by the secretary of state.

OR

☐ B.  This document becomes effective at a later date, which is not more than ninety (90) days from the date of its signing. The delayed effective date is:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Jerry S. Harris

Signature of Organizer

FILING OFFICE COPY

Corporations Section P.O. Box 13697 Austin, TX 78711-3697	Phil Wilson Secretary of State

Office of the Secretary of State

CERTIFICATE OF RESERVATION OF
ENTITY NAME
OF

Company Management, LLC

The undersigned, as Secretary of State of Texas. hereby certifies that the above entity name has been reserved in this office pursuant to the provisions of Section 5.101 of the Texas Business Organizations Code for the exclusive use of

Jerry S Harris
404 N Green Street, P.O. Drawer 2072, Longview, TX 75606

For a period or one hundred twenty days after the date hereof.

This name reservation does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated:  02/11/2008

/s/ Phil Wilson
Phil Wilson
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1 for Relay Services
Prepared by Dee Harris	TID: 0317	Document: 20309 000004

HARBOUR LAW

Form 424 (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	This space reserved for office use.

The name of the filing entity is:

COMPANY MANAGEMENT, LLC

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a :  (Select the appropriate entity type below.)

☐ For-profit Corporation	☐ Professional Corporation
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Cooperative Association	☐ Professional Association
☒ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 800936027
The date of formation of the entity is: February 11, 2008

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

CLINICAL PARTNERS MANAGEMENT COMPANY, LLC

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☐  A. The registered agent is an organization (cannot be misty named above) by the name of:

OR

☐  B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

☐  C. The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below.  If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if say, incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ Alter each of the following provisions of the certificate of formation.  The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ Delete each of the provisions identified below from the certificate of formation.

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Form 424

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing..  The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time.  The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

The undersigned signs tins document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument

Date:	August 5, 2008

/s/ Harold L. Bolwick

HAROLD L. BOLWICK, MD. SOLE MEMBER

Signature and title of authorized person(s) (see instructions)

Form 424